Exhibit 99.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FINANCIAL STATEMENTS AND SCHEDULES

DECEMBER 31, 2006 AND 2005

FORMING A PART OF ANNUAL REPORT
PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

ETHOSTREAM, LLC

ETHOSTREAM, LLC

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Ethostream, LLC
Milwaukee, Wisconsin

We have audited the accompanying balance sheets of Ethostream, LLC (the “Company”), as of December 31, 2006 and 2005, and the related statements of members’ equity, operations and cash flows for each of the two years in the period ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ethostream, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

                                                /s/ Russell Bedford Stefanou Mirchandani LLP

New York, New York                                     Russell Bedford Stefanou Mirchandani LLP
April 20, 2007

ETHOSTREAM, LLC
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$19,758	$24,704
Accounts receivable, net of allowance for doubtful accounts	574,868	374,602
Unbilled revenue	-	77,368
Inventories	153,539	100,025
Current maturities of notes receivable (Note C)	37,799	37,629
Due from related parties (Note F)	30,088	12,406
Total Current Assets	816,052	626,734

PROPERTY AND EQUIPMENT, NET (Note B)	55,793	39,293

OTHER ASSETS
Lease deposit	3,628	3,628
Notes receivable, less current portion (Note C)	27,671	65,470
Total Other Assets	31,299	69,098

TOTAL ASSETS	$903,144	$735,125

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Line of credit (Note D)	$197,320	$197,320
Current maturities of capital lease obligation (Note E)	6,078	-
Accounts payable and accrued expenses (Note G)	428,997	350,195
Deferred revenue	73,188	-
Customer deposits	50,719	14,531
Due to members	13,766	36,189
Total Current Liabilities	770,068	598,235

LONG-TERM LIABILITIES
Deferred rent liability	10,002	-
Capital lease obligation, net of current maturities (Note E)	11,843	-
Total Long-Term Liabilities	21,845	-

Commitments and contingencies (Note H)	-	-

MEMBERS' EQUITY
Capital contributions	589,103	589,103
Retained deficit	(477,872)	(452,213)
Total Members' Equity	111,231	136,890

TOTAL LIABILITIES AND MEMBERS' EQUITY	$903,144	$735,125

See accompanying notes to the financial statements

ETHOSTREAM, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

NET SALES	$3,315,730	$2,808,306

COST OF SALES	2,098,612	1,713,177

Gross Profit	1,217,118	1,095,129

OPERATING EXPENSES
Operating expenses	1,198,076	1,092,625
Depreciation expense	19,428	8,237
Total Operating Expenses	1,217,504	1,100,862

Operating Loss	(386)	(5,733)

OTHER INCOME (EXPENSE)
Interest expense	(28,754)	(24,438)
Interest income	7,621	9,678
Officers' life insurance	(4,140)	(2,730)
Miscellaneous income	-	879
Net Other Income (Expense)	(25,273)	(16,611)

NET LOSS	$(25,659)	$(22,344)

See accompanying notes to the financial statements

ETHOSTREAM, LLC
STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

		Retained	Total
	Capital	Earnings	Members'
	Contributions	(Deficit)	Equity

BALANCES, December 31, 2004	$549,103	$(409,441)	$139,662

Capital contributions	40,000	-	40,000
2005 net loss	-	(22,344)	(22,344)
Distributions	-	(20,428)	(20,428)

BALANCES, December 31, 2005	$589,103	$(452,213)	$136,890

2006 net loss	-	(25,659)	(25,659)

BALANCES, December 31, 2006	$589,103	$(477,872)	$111,231

See accompanying notes to the financial statements

ETHOSTREAM, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,659)	$(22,344)
Adjustments to reconcile net loss to net
cash flows provided by operating activities
Depreciation	19,428	8,237
(Gain) loss on sale of property and equipment	1,896	-
Bad debts and allowance for doubtful accounts	135,439	24,487
Changes in operating assets and liabilities
Accounts receivable - trade	(335,705)	(256,256)
Unbilled revenue	77,368	(44,887)
Inventories	(53,514)	67,573
Lease deposit	-	(3,628)
Accounts payable and accrued expenses	78,802	279,854
Deferred revenue	73,188	-
Customer deposits	36,188	(2,156)
Deferred rent liability	10,002	-
Net Cash Flows Provided By Operating Activities	17,433	50,880

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of notes receivable	-	(54,553)
Payments received on notes receivable	37,629	33,810
Proceeds from sale of property and equipment	2,000	-
Acquisition of property and equipment	(39,824)	(32,001)
Net Cash Flows Used In Investing Activities	(195)	(52,744)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	-	(1,475)
Proceeds from capital lease obligation	22,681	-
Principal payments on capital lease obligation	(4,760)	-
Net payments from (advances to) members	(40,105)	(11,314)
Capital contributions from members	-	40,000
Distributions paid to members	-	(20,428)
Net Cash Flows (Used In)/ Provided From Financing Activities	(22,184)	6,783

Net (Decrease)/Increase in Cash and Cash Equivalents	(4,946)	4,919

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	$24,704	$19,785

CASH AND CASH EQUIVALENTS - END OF YEAR	$19,758	$24,704

Supplemental cash flow disclosures
Cash transactions:
Cash paid during the year for interest	$28,427	$20,944
Income taxes paid	$-	$-

See accompanying notes to the financial statements

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Ethostream, LLC (the "Company"), is a network solutions integration company that offers installation, sales and service to the hospitality industry throughout the United States.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. At December 31, 2006 cash and cash equivalents totaled approximately $19,758.

Account Receivable

Accounts receivable are shown net of an allowance for doubtful accounts of $120,000 as of December 31, 2006. The allowance is based on historical activity and management's expectations regarding collectibility of the current portfolio. The Company does not charge interest on past due receivables. No allowance was deemed necessary as of December 31, 2005, as all receivables were considered collectible.

Liquidity

As shown in the accompanying financial statements, the Company incurred net loss of $(25,659) and $(22,344) for the years ended December 31, 2006 and 2005, respectively. The Company's current assets exceeded current liabilities by $45,984 and $28,499 as of December 31, 2006 and 2005, respectively.

Property and Equipment and Depreciation

Property and equipment is stated at cost. Major expenditures for property and equipment and those which substantially increase useful lives are capitalized. Capitalized leased equipment is recorded at the present value of future minimum lease payments. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of the related assets. The estimated useful lives range from 3 to 15 years.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. The company has determined that no assets were impaired as of December 31, 2006 and 2005, respectively.

 ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Inventories

Inventories consist primarily of Access Points, Servers, Extenders, and iBridges which are the significant components of the Ethostream solution. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.  All inventories are finished goods available for sale.

Deferred Rent Liability

Rent expense is recorded on a straight-line basis over the term of the lease. One or more lease option periods may be included in the lease term if the Company would incur a significant economic penalty by not renewing the lease. Lease escalations during the term of the lease and rent holidays create a deferred rent liability which represents the excess of rent expense reported to date over the actual rent paid to date. The deferred rent liability, included in other long-term liabilities, totaled $10,002 at December 31, 2006. No liability existed at December 31, 2005.

Income Taxes

Income taxes have not been provided because the Company is treated as a partnership for income tax purposes. The members are liable for income taxes on their respective share of the Company's taxable income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. For the revenue of sales-type leases, the Company records the discounted present values of minimum rental payments under sales-type leases as sales. The Company recognizes the lease sales at the time of system sale and installation to end user customers, and records the deferred payments as notes receivable.

Revenue from customer support contracts is recognized on a straight-line basis over the term of the related contracts, which range from one to three years.

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred $133,882 and $83,605 in advertising costs during the years ended December 31, 2006 and 2005, respectively.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, 2006 and 2005 consists of the following:

	2006	2005
Leasehold Improvements	$10,898	$10,898
Computer Equipment	26,258	1,156
Furniture, Fixtures and Office Equipment	59,573	48,747
Vehicles	8,164	8,164
Total	104,893	68,965
Accumulated Depreciation	(49,100)	(29,672)
	$55,793	$39,293

Depreciation expense included as a charge to income was $19,428 and $8,237 for the years ended December 31, 2006 and 2005, respectively.

NOTE C - NET INVESTMENT IN SALES-TYPE LEASES

Ethostream, LLC’s net investment in sales-type leases as of December 31, 2006 and 2005 consists of the following:

	2006	2005
Total Minimum Lease Payments to be Received	$72,001	$117,250
Less: Unearned Interest Income	(6,531)	(14,151)
Net Investment in Sales-Type Leases	65,470	103,099
Less: Current Maturities	(37,799)	(37,629)
Non-Current Portion	$27,671	$65,470

Aggregate future minimum lease payments to be received under the above leases are as follows as of December 31, 2006:

2007	$42,000
2008	18,291
2009	10,798
2010	912
$72,001

NOTE D - LINE OF CREDIT

The Company has a line of credit outstanding with Citizens Bank. The amount available under the line of credit totaled $200,000 for each of the years ended December 31, 2006 and 2005. The line of credit requires monthly payments of interest only at a variable rate equal to the Prime rate plus 1%, with the outstanding principle balance due in full upon notice of termination from either party. The line is secured by a security agreement covering all assets of the Company and personal guarantees of the officers of the Company. The amount outstanding under the line of credit totaled $197,320 for each of the years ended December 31, 2006 and 2005.

NOTE E - CAPITAL LEASE

The Company entered into a capital lease agreement for the use of office equipment and furnishings in January 2006. The lease agreement expires in July 2009. The capitalized cost of the leased property at December 31, 2006 was $22,702. Amortization expense on capital leases is included with depreciation expense. Accumulated amortization on the capital lease as of December 31, 2006 totaled $7,488. The capital lease obligation is secured by the leased furnishings and equipment.

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE E - CAPITAL LEASE (continued)

The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 2006:

Future minimum lease payments due in

2007	$8,520
2008	8,520
2009	4,970
Total	22,010
Less: Amount Representing Interest	4,089
Present Value of Future Minimum Lease Payments	17,921
Less: Current Portion	6,078
Long-Term Portion	$11,843

NOTE F - RELATED PARTY TRANSACTIONS

The Company has amounts outstanding to and from various members as of December 31, 2006 and 2005. The amounts due to members, totaling $13,766 and $36,189, are unsecured, due on demand and bear interest at the Short-Term Applicable Federal Rate as published by the Internal Revenue Service, adjusted quarterly. Interest expense accrued and added to the balance due totaled $1,578 and $1,092 during the years ended December 31, 2006 and 2005, respectively. The amounts due from members, totaling $30,088 and $12,406 at December 31, 2006 and 2005, respectively, are unsecured, due on demand, and non-interest bearing.

NOTE G - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Accounts payable	$111,884	$140,948
Accrued sales tax payable	225,000	150,000
Accrued interest	3,821	3,494
Accrued payroll and payroll taxes	56,282	38,123
Hotel use fees payable	14,600	13,800
Vendor fees payable	13,462	0
Other	3,948	3,830
Total	$428,997	$350,195

ETHOSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company's proprietary information.

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. The Company had no pending legal proceedings or claims as of December 31, 2006.

Operating Lease

The Company leases office space under a lease agreement which expires in June 2011. The lease currently requires monthly rental payments of $2,912, with rent escalations occurring on each anniversary.

The Company also rents certain equipment on a month-to-month basis.

Commitments for minimum rentals under this non-cancelable lease at December 31, 2006 are as follows:

2007	$33,059
2008	36,525
2009	37,553
2010	38,581
2011	18,008
Total	$163,726

Rental expense charged to operations for the years ended December 31, 2006 and 2005 totaled $54,334 and $31,522, respectively.

NOTE I - BUSINESS CONCENTRATION

During the year ended December 31, 2006 and 2005 sales to three (3) major customers totaled $350,590, or 10% and $426,897, or 16% of total revenue, respectively. Total accounts receivable of approximately $126,269, or 34% and $80,226 or 12% of total accounts receivable was due at December 31, 2006 and 2005, respectively, from these customers.

Purchases from three (3) major suppliers approximated $396,100, or 41% and $494,181, or 57% of purchase for the years ended December 31, 2006 and 2005, respectively. Total accounts payable of approximately $26,220, or 46%, and $10,070, or 12% of total accounts payable was due to these three suppliers as of December 31, 2006 and 2005, respectively.

NOTE J - SUBSEQUENT EVENTS

Acquisition by Telkonet, Inc.

On March 15, 2007, Telkonet, Inc. acquired 100% of the outstanding membership units of Ethostream, LLC. Telkonet, Inc., formed in 1999, develops and markets technology for the transmission of high-speed voice, video and data communications over the existing electrical wiring within a building. The purchase price of $11,756,097 was comprised of $2.0 million in cash and 3,459,609 shares of Telkonet’s common stock. The entire stock portion of the purchase price is being held in escrow to satisfy certain potential indemnification obligations of the sellers under the purchase agreement. The shares held in escrow are distributable over the three years following the closing. The aggregate number of shares issuable to the sellers is subject to downward adjustment in the event Telkonet’s common stock trades at or above a price of $4.50 per share for twenty consecutive trading days during the one year period following the closing.